UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 7, 2007
(Date of Earliest Event Reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 7, 2007, the Board of Directors of Harmonic Inc., a Delaware corporation (the “Company”), designated Matthew J. Aden, Vice President, Worldwide Sales and Service, as an executive officer of the Company. Mr. Aden joined the Company on October 1, 2007.
Prior to his designation as an executive officer of the Company, the Company entered into certain compensation arrangements and a change of control severance agreement (the “Change of Control Agreement”) with Mr. Aden.
Mr. Aden’s base salary is $250,000 per annum, with additional annual incentive compensation of up to $275,000. In addition, on commencement of employment, Mr. Aden was granted an option to purchase 100,000 shares of the Company’s common stock (the “Option”), at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Option vests over a four (4) year period, with twenty five percent (25%) vesting occurring at the end of twelve (12) months of employment. The balance of the Option vests over a three (3) year period with vesting at the rate of 1/48th per month for the following thirty six (36) months.
In addition, on October 1, 2007, the Company entered into a Change of Control Agreement with Mr. Aden that provides for certain compensation, benefits and accelerated vesting rights to Mr. Aden in the event that his employment is terminated in connection with a Change of Control (as defined in the Change of Control Agreement). The Agreement will provide that, if Mr. Aden’s employment with the Company is terminated as a result of an Involuntary Termination (as defined in the Agreement) other than for Cause (as defined in the Agreement) at any time within eighteen (18) months following a Change of Control, then Mr. Aden will be entitled to receive, among other things:
•	A cash payment in an amount equal to one hundred percent (100%) of Mr. Aden’s base salary;

•	A cash payment in an amount equal to either (i) 50% of the established annual target bonus, or (ii) the average of the actual bonuses paid in each of the two prior years, whichever is greater;

•	Continued Company-paid health, dental and life insurance coverage for up to one year from the date of the Change of Control; and

•	Accelerated vesting of one hundred percent (100%) of the unvested portion of any outstanding stock option, restricted stock or other equity compensation award held by Mr. Aden, which shall be exercisable for a period of one (1) year after such termination.
The foregoing description of the Change of Control Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Change of Control Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number

10.1	Change of Control Severance Agreement by and between Harmonic Inc. and Matthew J. Aden, effective October 1, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date:	November 13, 2007

By:	/s/ Robin N. Dickson
Robin N. Dickson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

10.1	Change of Control Severance Agreement by and between Harmonic Inc. and Matthew J. Aden, effective October 1, 2007.